                                                                    EXHIBIT 99.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                          COMMON STOCK PURCHASE WARRANT

                 To Purchase _________ Shares of Common Stock of

                               US DATAWORKS, INC.

                  This common stock purchase warrant (the "NEW WARRANT") certifies that, for value received, ______________________________ (the
"HOLDER"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined in Section 3, below) and on or prior to the close of business on the third anniversary of the Initial Exercise Date (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from US Dataworks, Inc., a corporation incorporated in the State of Nevada (the "COMPANY"), one thousand (1,000) shares of common stock, par value $0.0001 per share, of the Company (the "COMMON STOCK") for every ten thousand dollars ($10,000) such Holder paid of Subscription Amount (as such term is defined in the Securities Purchase Agreement) to the Company. The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this New Warrant shall be NINE CENTS ($0.09), subject to adjustment hereunder. The Exercise Price and the number of shares of Common Stock for which the Warrant is exercisable (such shares, "NEW WARRANT SHARES") shall be subject to adjustment as provided herein.

                  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated August 4, 2003, between the Company and the purchasers signatory thereto.

                  1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this New Warrant, this New Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this New Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

                  2. AUTHORIZATION OF SHARES. The Company covenants that all New Warrant Shares which may be issued upon the exercise of the purchase rights represented by this New Warrant will, upon exercise of the purchase rights represented by this New Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. EXERCISE OF WARRANT.

                           (a) Exercise of the purchase rights represented by
this New Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this New Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of New Warrant Shares so purchased. The "INITIAL EXERCISE DATE" shall mean the Trading Day immediately following the earlier of either (i) the approval by the Company's shareholders and implementation of a reverse stock split, the result of which causing enough authorized but not issued Common Stock to accommodate the full conversion of the Debentures and exercise of the Original Warrants and New Warrants held by each of the signatories to the Securities Purchase Agreement; (ii) the approval and implementation of an increase to the authorized Common Stock, such increase in the authorized number of Common Stock substantial enough to accommodate the full conversion of the Debentures and full exercise of the Original Warrants and New Warrants held by each of the signatories to the Securities Purchase Agreement; or (iii) the period ending ten Trading Days following July 30, 2004. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this New Warrant shall have been exercised as aforesaid. This New Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the New Warrant Shares pursuant to this
Section 3(a) by the close of business on the third Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the New Warrant Shares pursuant to an exercise by the close of business on the third Trading Day after the date of exercise, and if after such third Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the New Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of New Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times
(B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of New Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                           (b) If this New Warrant shall have been exercised in
part, the Company shall, at the time of delivery of the certificate or certificates representing New Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased New Warrant Shares called for by this New Warrant, which new Warrant shall in all other respects be identical with this New Warrant.

                           (c) Notwithstanding anything herein to the contrary,
in no event shall the Holder be permitted to exercise this New Warrant for New Warrant Shares to the extent that (i) the number of shares of Common Stock beneficially owned by such Holder, together with any affiliate thereof (other than New Warrant Shares issuable upon exercise of this New Warrant) plus (ii) the number of New Warrant Shares issuable upon exercise of this New Warrant, would be equal to or exceed 4.9999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this New Warrant held by such Holder after application of this Section 3(c). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this New Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this New Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this New Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this New Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this New Warrant into New Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(c). The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than sixty-one (61) days' prior notice to the Company, and the provisions of this
Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). No exercise of this New Warrant in violation of this Section 3(c) but otherwise in accordance with this New Warrant shall affect the status of the New Warrant Shares as validly issued, fully-paid and nonassessable.

                           (d) If, but only if, at any time after one year from
the date of issuance of this New Warrant there is no effective Registration Statement registering the resale of the New Warrant Shares by the Holder, this New Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of New Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by
(A), where:

                  (A) = the VWAP on the Trading Day preceding the date of such election;

                  (B) = the Exercise Price of the Warrants, as adjusted; and

                  (X) = the number of New Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this New Warrant.

                  4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this New Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

                  5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for New Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for New Warrant Shares are to be issued in a name other than the name of the Holder, this New Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6. CLOSING OF BOOKS. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this New Warrant, pursuant to the terms hereof.

                  7. TRANSFER, DIVISION AND COMBINATION.

                           (a) Subject to compliance with any applicable
securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 4.1 of the Securities Purchase Agreement, this New Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this New Warrant at the Trading office of the Company, together with a written assignment of this New Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this New Warrant not so assigned, and this New Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of New Warrant Shares without having a new warrant issued.

                           (b) This New Warrant may be divided or combined with
other warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the New Warrant to be divided or combined in accordance with such notice.

                           (c) The Company shall prepare, issue and deliver at
its own expense (other than transfer taxes) the new warrant or warrants under this Section 7.

                           (d) The Company agrees to maintain, at its aforesaid
office, books for the registration and the registration of transfer of the New Warrants.

                           (e) If, at the time of the surrender of this New
Warrant in connection with any transfer of this New Warrant, the transfer of this New Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this New Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws,
(ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

                  8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This New Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this New Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the New Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

                  9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NEW WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this New Warrant or any stock certificate relating to the New Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                  11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF NEW WARRANT SHARES.

                           (a) STOCK SPLITS, ETC. The number and kind of
securities purchasable upon the exercise of this New Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of New Warrant Shares purchasable upon exercise of this New Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of New Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of New Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of New Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of New Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of New Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                           (b) ANTI-DILUTION PROVISIONS. During a period of one
year from the Initial Exercise Date, the Exercise Price and the number of New Warrant Shares issuable hereunder and for which this New Warrant is then exercisable pursuant to Section 1 hereof shall be subject to adjustment from time to time as provided in this Section 11(b). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

                           (i) ADJUSTMENT OF EXERCISE PRICE. If and whenever the
                  Company issues or sells, or in accordance with Section 11(b) hereof is deemed to have issued or sold any shares of Common Stock for a consideration per share of less than the then Exercise Price or for no consideration (such lower price, the "BASE SHARE PRICE" and such issuances collectively, a "DILUTIVE ISSUANCE"), then, the Exercise Price shall be reduced to equal the Base Share Price. Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued.

                           (ii) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For
                  purposes of determining the adjusted Exercise Price under
                  Section 11(b) hereof, the following will be applicable:

                                             (A) ISSUANCE OF RIGHTS OR OPTIONS.
                           If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price ("BELOW BASE

                           PRICE OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.

                                            (B) ISSUANCE OF CONVERTIBLE
                           SECURITIES. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                                            (C) CHANGE IN OPTION PRICE OR
                           CONVERSION RATE. If there is a change at any time in
                           (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                                            (D) CALCULATION OF CONSIDERATION
                           RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this New Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                                            (E) EXCEPTIONS TO ADJUSTMENT OF
                           EXERCISE PRICE. Notwithstanding the foregoing, no adjustment will be made hereunder in respect of (A) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose,
                           (B) upon the exercise of this New Warrant or any other Warrant of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Securities Purchase Agreement, or (C) acquisitions or strategic investments, the primary purpose of which is not to raise capital.

                           (iii) MINIMUM ADJUSTMENT OF EXERCISE PRICE; LIMIT ON
                  REDUCTION. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price. In no instance shall any adjustment made pursuant to this subsection 11(b) cause the Exercise Price to be reduced to a price less than seven cents ($0.07) per share.

                  12. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other

Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this New Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this New Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this New Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this New Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of New Warrant Shares for which this New Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section
12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this New Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  14. NOTICE OF ADJUSTMENT. Whenever the number of New Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this New Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of New Warrant Shares (and other securities or property) purchasable upon the exercise of this New Warrant and the Exercise Price of such New Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  15. NOTICE OF CORPORATE ACTION. If at any time:

                           (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their New Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

                  16. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the New Warrant Shares upon the exercise of any purchase rights under this New Warrant. The Company further covenants that its issuance of this New Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the New Warrant Shares upon the exercise of the purchase rights under this New Warrant. The Company will take all such reasonable action as may be necessary to assure that such New Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                           Except and to the extent as waived or consented to by
the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this New Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this New Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any New Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable New Warrant Shares upon the exercise of this New Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this New Warrant.

                           Before taking any action which would result in an
adjustment in the number of New Warrant Shares for which this New Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  17. MISCELLANEOUS.

                           (a) JURISDICTION. This New Warrant shall constitute a
contract under the laws of New York, without regard to its conflict of law, principles or rules.

                           (b) RESTRICTIONS. The Holder acknowledges that the
New Warrant Shares acquired upon the exercise of this New Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                           (c) NONWAIVER AND EXPENSES. No course of dealing or
any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this New Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                           (d) NOTICES. Any notice, request or other document
required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement; provided upon any permitted assignment of this New Warrant, the assignee shall promptly provide the Company with its contact information.

                           (e) LIMITATION OF LIABILITY. No provision hereof, in
the absence of any affirmative action by Holder to exercise this New Warrant or purchase New Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                           (f) REMEDIES. Holder, in addition to being entitled
to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this New Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this New Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                           (g) SUCCESSORS AND ASSIGNS. Subject to applicable
securities laws, this New Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this New Warrant are intended to be for the benefit of all Holders from time to time of this New Warrant and shall be enforceable by any such Holder or holder of New Warrant Shares.

                           (h) AMENDMENT. This New Warrant may be modified or
amended or the provisions hereof waived with the written consent of the Company and the Holder.

                           (i) SEVERABILITY. Wherever possible, each provision
of this New Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this New Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this New Warrant.

                           (j) HEADINGS. The headings used in this New Warrant
are for the convenience of reference only and shall not, for any purpose, be deemed a part of this New Warrant.

                              ********************

                  IN WITNESS WHEREOF, the Company has caused this New Warrant to be executed by its officer thereunto duly authorized.


Dated:  August 4, 2003
                                            US DATAWORKS, INC.




                                            By:___________________________
                                               Name:
                                               Title:

                               NOTICE OF EXERCISE

To:      US Dataworks, Inc.

                  (1) The undersigned hereby elects to purchase ________ New Warrant Shares of US Dataworks, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  (2) Payment shall take the form of (check applicable box):

                           [  ] in lawful money of the United States; or

                           [ ] the cancellation of such number of New Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this New Warrant with respect to the maximum number of New Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

                  (3) Please issue a certificate or certificates representing said New Warrant Shares in the name of the undersigned or in such other name as is specified below:

                         -------------------------------


The New Warrant Shares shall be delivered to the following:

                         -------------------------------

                         -------------------------------

                         -------------------------------

                  (4) ACCREDITED INVESTOR. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                 BONANZA MASTER FUND LTD.


                                 By: ______________________________
                                     Name:
                                     Title:

                                 Dated:  ________________________

                                 ASSIGNMENT FORM

                        (To assign the foregoing warrant,
               execute this form and supply required information.
                 Do not use this form to exercise the warrant.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _____________________________________
______________________________________________________________________________
whose address is _____________________________________________________________



                                                Dated:  ______________, _______


                  Holder's Signature:  _____________________________

                  Holder's Address:    _____________________________

                                       _____________________________



Signature Guaranteed:  ___________________________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT FORM MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FACE OF THE NEW WARRANT, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK OR TRUST COMPANY. OFFICERS OF CORPORATIONS AND THOSE ACTING IN A FIDUCIARY OR OTHER REPRESENTATIVE CAPACITY SHOULD FILE PROPER EVIDENCE OF AUTHORITY TO ASSIGN THE FOREGOING NEW WARRANT.